Exhibit 99.1

ServisFirst Bancshares, Inc. NYSE: SFBS May 2024

Forward - Looking Statements ▪ Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward - looking statements" for the purpose of the safe harbor provided by Section 21 E of the Securities Exchange Act of 1934 and Section 27 A of the Securities Act of 1933 . The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “could,” “would,” “might” and similar expressions often signify forward - looking statements . Such statements involve inherent risks and uncertainties . ServisFirst Bancshares, Inc . cautions that such forward - looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc . , are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc . ’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward - looking statements . Such forward - looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward - looking statements, including, but not limited to : the global health and economic crisis precipitated by the COVID - 19 outbreak ; general economic conditions, especially in the credit markets and in the Southeast ; the performance of the capital markets ; changes in interest rates, yield curves and interest rate spread relationships, including in light of the continuing high rate of domestic inflation ; changes in accounting and tax principles, policies or guidelines ; changes in legislation or regulatory requirements ; changes in our loan portfolio and the deposit base ; economic crisis and associated credit issues in industries most impacted by the COVID - 19 outbreak ; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic measures intended to curb rising inflation ; the cost and other effects of legal and administrative cases and similar contingencies ; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral ; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets ; and increased competition from both banks and non - bank financial institutions . The foregoing list of factors is not exhaustive . For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward - looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10 - K, in our Quarterly Reports on Form 10 - Q, and our other SEC filings . If one or more of the factors affecting our forward - looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward - looking information and statements contained herein . Accordingly, you should not place undue reliance on any forward - looking statements, which speak only as of the date made . ServisFirst Bancshares, Inc . assumes no obligation to update or revise any forward - looking statements that are made from time to time . ▪ Non - GAAP Financial Measures - This presentation includes non - GAAP financial measures . Information about any such non - GAAP financial measures, including a reconciliation of those measures to GAAP, can be found in the presentation . 2

ServisFirst at a Glance Overview ▪ Founded in 2005 in Birmingham, AL ▪ Single bank BHC High - Performing Metropolitan Commercial Bank ▪ Total Assets (1) : $15.72 billion ▪ Stockholders’ Equity (1) : $1.48 billion High Growth Coupled with Pristine Credit Metrics (3) ▪ Gross Loans CAGR: 15% ▪ Total Deposits CAGR: 16% ▪ Net Income for Common CAGR: 18% ▪ Diluted EPS CAGR: 15% ▪ ROAA (2) : 1.26% ▪ Efficiency Ratio (2) : 43.30% 1) As of March 31, 2024 2) For three months ended March 31, 2024 3) 10 - year compounded annual growth rate (CAGR) calculated from 10 – year CAGR = 12/31/13 – 12/31/23 ▪ NPAs / assets (1) : 0.22% ▪ NPLs / loans (1) : 0.29% 3

Our Business Strategy ▪ Simple business model – Loans and deposits are primary drivers, not ancillary services ▪ Limited branch footprint – Technology provides efficiency ▪ Big bank products and bankers – With the style of service and delivery of a community bank ▪ Core deposit focus coupled with C&I lending emphasis ▪ Scalable, decentralized business model – Regional CEOs drive revenue ▪ Opportunistic expansion, attractive geographies – Teams of the best bankers in each metropolitan market ▪ Disciplined growth company that sets high standards for performance 4

Opportunistic Expansion ▪ Identify great bankers in attractive markets – Focus on people as opposed to places – Target minimum of $300 million in assets within 3 years – Best bankers in growing markets ▪ Market strategies – Regional CEOs execute simple business model – Back office support and risk management infrastructure – Non - legal board of directors comprised of key business people – Provide professional banking services to mid - market commercial customers that have been neglected or pushed down to branch personnel by national and other larger regional banks ▪ Opportunistic future expansion – Southern markets, metropolitan focus – Draw on expertise of industry contacts 5

Milestones 6 ▪ Founded in May 2005 with initial capital raise of $35 million ▪ Reached profitability during the fourth quarter of 2005 and have been profitable every quarter since ▪ Achieved total asset milestones of $1 billion in 2008, $2 billion in 2011, $3 billion in 2013, $4 billion in 2014, $5 billion in 2015, $6 billion in 2016, $7 billion in 2017, $8 billion in 2018, $9 billion in 2019, $11 billion in 2020, $15 billion in 2021, and $16 billion in 2023 ’13: April - Nashville, TN April - Mobile, AL January ‘15: Metro Bank Acquisition August ’06: Huntsville, AL September ’08: Dothan, AL January ‘17: Fairhope, AL August '19: SW Florida LPO April ’21: Orlando, FL LPO February ’24: Memphis, TN LPO May ’05: Founded in Birmingham, AL June ’07: Montgomery, AL ’11: March - Correspondent Banking April - Pensacola, FL May ’14: Initial Public Offering January ’15: Charleston, SC January ’16: Tampa Bay, FL September ‘18: Fort Walton, FL August ‘20: Columbus, GA ’22: March - Panama City, FL LPO May - Piedmont, NC May - Tallahassee, FL September - Asheville, NC April ’23: Virginia Beach, VA 2005 2007 2009 2011 2013 2015 2017 2019 2021 2023

Consistently Building Shareholder Value ▪ Tangible Book Value has increased year/year by a minimum of 10% every year since the bank opened in 2005 (18 - year CAGR (1) = 17%) ▪ Stock price has increased by more than 4,000% (2) since initial capital raise in 2005 (18 - year CAGR (1) = 23%) ▪ Dividend has increased each year since going public in 2014 7 5 - year (3) CAGR = 25% 5 - year (3) CAGR = 15% Annual Dividend Per Share Tangible Book Value Per Share 1) 18 – year CAGR = 12/31/05 – 12/31/23 2) Split adjusted (6 - for - 1) stock price for 2005 initial capital raise was $1.67 per share. Closing stock price on 12/31/2023 was $66.63 3) 5 – year CAGR = 12/31/18 – 12/31/23 4) Dividend annualized $0.38 $0.60 $0.70 $0.80 $0.92 $1.14 $0.30 $1.20 2018 2019 2020 2021 2022 2023 3/31/2024 13.13 15.45 18.15 20.99 23.64 26.20 26.83 2018 2019 2020 2021 2022 2023 3/31/2024 (4)

Our Footprint 8 ServisFirst Branches (30) ServisFirst LPO (3)

Our Regions

Servis1st Bank

Region [1]	Total Offices [2]	Total MSA Deposits [3] ($ in billions)	Market Share [3] (%)
Alabama			
Birmingham-Hoover	3	47.0	8.7
Dothan	2	4.2	21.2
Huntsville	2	10.3	10.7
Mobile	3	16.7	5.5
Montgomery	2	11.1	16.2
Florida			
Crestview-Fort Walton Beach-Destin	1	8.7	1.1
North Port-Sarasota-Bradenton [4]	2	29.9	1.9
Orlando-Kissimmee-Sanford	1	72.9	0.1
Panama City	1	4.7	2.4
Pensacola-Ferry Pass-Brent	2	9.4	6.3
Tallahassee [5]	2	9.5	.6
Tampa-St. Petersburg-Clearwater	1	123.9	0.3
Georgia			
Atlanta-Sandy Springs-Roswell	2	237.1	0.4
Columbus	1	8.8	0.3
North Carolina			
Charlotte-Concord-Gastonia [5]	2	382.3	0
Asheville	1	11.5	0
South Carolina			
Charleston-North Charleston	2	22.7	1.8
Tennessee			
Nashville-Davidson-Murfreesboro-Franklin	1	92.7	0.7
Memphis, TN-MS-AR [6]	1	41.2	0
Virginia Beach			
Virginia Beach-Norfolk-Newport News	1	33.3	0
Total	33	1,178	

1) Represents metropolitan statistical areas (MSAs)
2) As of March 31, 2024
3) As reported by the FDIC as of 6/30/2023
4) Includes Sarasota LPO and Venice Full Service Office
5) Includes Tallahassee Mortgage LPO and Tallahassee Full Service Office
6) Loan Production Office

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Our Business Model ▪ “Loan making and deposit taking” – Traditional commercial banking services – No emphasis on non - traditional business lines ▪ Culture of cost control – “Branch light,” with $425.0 million average deposits per banking center – Leverage technology and centralized infrastructure – Headcount focused on production and risk management – Key products; including remote deposit capture (64% of dollars deposited in 2024 were via RDC), cash management, remote currency manager – Outsource selected functions ▪ C&I and Owner Occupied CRE lending expertise – 44% of gross loans – Target customers: privately held businesses $2 to $250 million in annual sales, professionals, affluent consumers 10

Scalable, Decentralized Structure ▪ Local decision - making – Emphasize local decision - making to drive customer revenue – Centralized, uniform risk management and support – Conservative local lending authorities, covers most lending decisions – Geographic organizational structure (as opposed to line of business structure) ▪ Regional CEOs empowered and held accountable – Utilize stock based compensation to align goals ▪ Top - down sales culture – Senior management actively involved in customer acquisition 11

Capacity For Growth ▪ Potential for significant growth in both loan and deposit book size of current calling officers – Approximately 65% of the bank’s loan book is managed by approximately 20% of the bank’s calling officers and approximately 62% of the bank’s deposits is managed by approximately 20% of the bank’s calling officers – Average outstanding loan balances per officer as of 3/31/24 was $63 million and average deposit balances per officer was $72 million – Strive for a minimum of $75 million in outstanding loans and deposits for every calling officer, resulting in approximately $4.8 billion in potential additional loan balances and $5.3 billion in potential additional deposits balances – Approximately 29% of calling officers manage loan books in excess of $75 million while 35% of calling officers manage deposit books in excess of $75 million ▪ Focused on identifying motivated, customer service oriented bankers – Regularly meet with potential new bankers – Sustainable growth achieved through exceptional customer service which builds client loyalty and leads to customer referrals 12

Risk Management ▪ Manage risk centrally while delivering products and services by each Regional Bank ▪ Centralized/Consistent: operations, compliance, risk, accounting, audit, information technology, and credit administration ▪ Investing resources in Risk Management Group – Hired CRO in 2017; implemented enterprise risk management program – Invested in new technologies (BSA, information security, credit administration) – Enhanced staff and resources for risk, compliance, BSA, and credit administration – Increased scope of internal audits and independent loan reviews ▪ Management committees identify, monitor, and mitigate risks across enterprise ▪ Healthy Regulatory relations ▪ Independent loan portfolio stress testing performed regularly ▪ Correspondent Banking Division provides additional stable funding source 13

Risk Management Credit Process ▪ Lending focuses on middle market clients with Regional CEO and credit officers approving secured loan relationship up to $5MM; relationships greater than $5MM are approved by the CCO and/or members of executive management ▪ Centralized monitoring of ABL relationships greater than $2MM and centralized monitoring of commercial construction projects greater than $3MM ▪ Independent loan review examines 35 - 40% of the committed balances annually to affirm risk rating accuracy and proper documentation ▪ The top three industry exposures as of 3/31/24 are: Real Estate (36%), Service Industry (12%) and Retail (9%). – The top three C&I and C&I OOCRE portfolio industries are: Retail (17%), Manufacturing (10%), and Health Care (9%). C&I and C&I OOCRE loans account for 44% of the total loan portfolio 14

Risk Management Credit Process ▪ The Bank does not lead any Share National Credits (SNCs); the Bank does participate in 12 relationships that are classified as SNCs with current balances of $85MM as of 3/31/24 ▪ As of 3/31/24, CRE as a percent of capital was 304% and AD&C as a percent of capital was 90% ▪ Approximately 87% of the Bank’s CRE loans are located in Bank’s seven state footprint ▪ As of 3/31/24, variable rate loans account for 43% of the loan portfolio – 75.3% of variable rate loans have a floor and the average floor rate is 5.07% ▪ The Bank’s average net credit loss from 2008 through 2010 was 52 basis points compared to a peer (1) average of 121 basis points thus the bank performed well above its peers in the last large economic downturn 15 1) Peer Group 4 as defined by The Uniform Bank Performance Report (UBPR)

Correspondent Banking Footprint 16 Total Balance ($000s) Fed Funds Purchased Deposits (Interest Bearing) Deposits (Non Interest Bearing ) # of Relationships Date $2,173,677 $1,345,328 $564,806 $263,543 373 3/31/2024 $2,125,967 $1,256,724 $616,699 $252,544 372 12/31/2023 $2,071,940 $1,310,289 $511,439 $250,212 363 9/30/2023 $1,845,375 $1,102,936 $495,830 $246,612 360 6/30/2023 $2,239,609 $1,266,303 $760,663 $212,644 348 3/31/2023 $2,467,455 $1,353,798 $761,371 $352,286 346 12/31/2022 $2,440,896 $1,466,322 $350,852 $622,473 337 9/30/2022 85+

Our Management Team Thomas A. Broughton, III President and Chief Executive Officer ▪ Previously President and CEO of First Commercial Bank (acquired by Synovus Financial, 1992); subsequently, regional CEO for Synovus ▪ American Banker’s 2009 Community Banker of the Year Kirk P. Pressley EVP and Chief Financial Officer ▪ Previously Chief Financial Officer of BBVA USA ▪ Certified public accountant Rodney E. Rushing EVP and Chief Operating Officer ▪ Previously Executive Vice President of Correspondent Banking, BBVA - Compass 17 Henry F. Abbott SVP and Chief Credit Officer ▪ Previously Senior Vice President and Chief Credit Officer of the Correspondent Banking Division, ServisFirst Bank

Our Regions

Servis1st Bank

Andrew N. Kattos
EVP and Regional CEO Huntsville

- Previously EVP/Senior Lender for First Commercial Bank

G. Carlton Barker
EVP and Regional CEO Montgomery

- Previously Group President for Regions Bank Southeast Alabama Bank Group

B. Harrison Morris
EVP and Regional CEO Dothan

- Previously Market President of Wachovia's operation in Dothan

Rex D. McKinney
EVP and Regional CEO Northwest Florida

- Previously EVP/Senior Commercial Lender for First American Bank/Coastal Bank and Trust (Synovus)

W. Bibb Lamar
EVP and Regional CEO Mobile

- Previously CEO of BankTrust for over 20 years

Bradford A. Vieira
EVP and Regional CEO Nashville

- Previously SVP and Commercial Banking Manager at ServisFirst Bank

Thomas G. Trouche
EVP and Regional CEO Charleston

- Previously Executive Vice President Coastal Division for First Citizens Bank

J. Harold Clemmer
EVP and Regional CEO Atlanta

- Previously President of Fifth Third Bank Tennessee and Fifth Third Bank Georgia

Gregory W. Bryant
EVP and Regional CEO West Central Florida

- Previously President and CEO of Bay Cities Bank in Tampa Bay

Rick Manley
EVP and Regional CEO Piedmont

- Previously Mid Atlantic President for First Horizon Bank

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Financial Results

Income Growth ▪ Rare combination of balance sheet growth and earnings power ▪ EPS growth includes impact of $55.1 million of common stock issued in five private placements as we entered new markets prior to our initial public offering (IPO) and $56.9 million from the IPO 20 5 - year (1) CAGR = 9% Net Income Available to Common Stockholders ($mm) Diluted Earnings Per Common Share 1) 5 – year CAGR = 12/31/2018 – 12/31/23 5 - year (1) CAGR = 8% $136.9 $149.2 $169.5 $207.7 $251.5 $206.8 $50.0 2018 2019 2020 2021 2022 2023 3/31/2024 2.53 2.76 3.13 3.82 4.61 3.79 0.92 2018 2019 2020 2021 2022 2023 3/31/2024

Balance Sheet Makeup ▪ Primary focus on building core deposits, highlighted by non - interest bearing accounts and non - reliance on CDs ▪ C&I lending expertise within a well balanced loan portfolio 21 Deposit Mix (1) 4.04% Cost of Interest Bearing Deposits (2) Loan Portfolio (1) 6.40% Yield on Loans (2) 1) For period ending March 31, 2024 2) Average for the three months ended March 31, 2024 Commercial & industrial 24% Consumer 1% Real estate - construction 13% Consumer mortgage 11% CRE non - owner occupied 31% CRE owner occupied 20% Non - interest bearing 21% NOW, Money market, and savings 70% CDs 9%

Loan Growth by Type 22 YTD Growth by Loan Type 3/31/2024 12/31/2023 Loan Type Dollars in Thousands $10,116 $2,834,102 $2,823,986 Commercial, financial and agricultural $27,097 $1,546,716 $1,519,619 Real estate - construction Real estate - mortgage $119,879 $2,377,042 $2,257,163 Owner - occupied commercial $34,950 $1,284,888 $1,249,938 1 - 4 family mortgage $33,412 $3,777,758 $3,744,346 Other mortgage $188,241 $7,439,688 $7,251,447 Subtotal: Real Estate - Mortgage $(3,587) $60,190 $63,777 Consumer $221,867 $11,880,696 $11,658,829 Total Loans

Credit Trends

Servis1st Bank

Commercial Real Estate Trends						
	Year Ended December 31,					Current Year
(In Thousands)	2019	2020	2021	2022	2023	3/31/24
1-4 Family Construction Speculative	$ 47,809	$ 62,383	$ 74,811	$ 105,954	$ 109,800	$ 103,707
1-4 Family Construction Sold	$ 56,105	$ 55,899	$ 96,144	$ 116,556	$ 90,772	$ 96,165
Resi Acquisition & Development	$ 37,219	$ 50,777	$ 37,753	$ 35,530	$ 47,560	$ 41,767
Multifamily Permanent	$ 300,281	$ 316,372	$ 459,122	$ 869,483	$ 1,038,283	$ 1,053,089
Residential Lot Loans	$ 26,486	$ 36,179	$ 37,130	$ 51,816	$ 49,672	$ 48,414
Commercial Lots	$ 50,198	$ 51,195	$ 60,132	$ 50,717	$ 36,694	$ 37,084
Raw Land	$ 45,193	$ 54,793	$ 134,774	$ 164,932	$ 151,470	$ 161,349
Commercial Construction	$ 254,983	$ 282,389	$ 662,333	$ 1,006,883	$ 1,033,652	$ 1,058,230
Retail	$ 248,817	$ 304,858	$ 363,610	$ 537,466	$ 545,866	$ 585,289
Nursing Home or Assisted Living Facility	$ 252,780	$ 342,586	$ 363,410	$ 321,210	$ 301,244	$ 311,474
Office Building	$ 195,604	$ 260,982	$ 290,075	$ 384,209	$ 413,729	$ 395,631
Hotel or Motel	$ 101,054	$ 134,902	$ 259,986	$ 409,720	$ 458,329	$ 466,458
All Other CRE Income Property	$ 535,022	$ 643,979	$ 847,093	$ 978,145	$ 899,659	$ 887,582
Total CRE (Excluding O/O CRE)	**$ 2,151,550**	**$ 2,597,292**	**$ 3,686,371**	**$ 5,032,620**	**$ 5,176,730**	**$ 5,246,239**
Total Risk-Based Capital (Bank Level)	**$ 962,616**	**$ 1,108,672**	**$ 1,303,623**	**$ 1,532,890**	**$ 1,691,212**	**$ 1,723,710**
CRE as % of Total Capital	**224%**	**234%**	**283%**	**328%**	**306%**	**304%**
Total Gross Loans	**$ 7,261,451**	**$ 8,465,688**	**$ 9,653,984**	**$ 11,687,968**	**$ 11,658,829**	**$ 11,880,696**
CRE as % of Total Portfolio	**30%**	**31%**	**39%**	**43%**	**44%**	**44%**
CRE Owner Occupied	**$ 1,588,148**	**$ 1,693,427**	**$ 1,874,103**	**$ 2,199,280**	**$ 2,257,163**	**$ 2,377,042**
CRE OO as % of Total Portfolio	**22%**	**20%**	**20%**	**19%**	**19%**	**20%**
CRE OO as % of Total Capital	**165%**	**153%**	**144%**	**143%**	**133%**	**138%**
Acquisition, Development, & Construction Trends						
AD&C	**$ 517,992**	**$ 593,614**	**$ 1,103,076**	**$ 1,532,388**	**$ 1,519,619**	**$ 1,546,716**
AD&C as % of Total Capital	**54%**	**54%**	**85%**	**100%**	**90%**	**90%**
AD&C as % of Total Portfolio	**7%**	**7%**	**12%**	**13%**	**13%**	**13%**

25

24 ▪ Strong loan growth while maintaining asset quality discipline Allowance for Credit Losses / Total Loans Net Charge Offs / Total Average Loans Non - Performing Assets / Total Assets Non - Performing Loans / Total Loans Credit Quality 0.41% 0.50% 0.21% 0.09% 0.12% 0.14% 0.22% 2018 2019 2020 2021 2022 2023 3/31/2024 0.43% 0.50% 0.22% 0.13% 0.15% 0.18% 0.29% 2018 2019 2020 2021 2022 2023 3/31/2024 0.20% 0.32% 0.36% 0.03% 0.08% 0.10% 0.06% 2018 2019 2020 2021 2022 2023 3/31/2024 1.05% 1.05% 1.04% 1.22% 1.25% 1.32% 1.31% 2018 2019 2020 2021 2022 2023 3/31/2024

Profitability Metrics ▪ Consistent earnings results and strong momentum 25 Adj. Return on Average Assets (1) Adj. Return on Average Equity (1) Adj. Return on Average Common Equity (1) Net Interest Margin 1) For a reconciliation of these non - GAAP measures to the most comparable GAAP measure, see "GAAP Reconciliation and Management Exp lanation of Non - GAAP Financial Measures" included at the end of this presentation. 1.88 1.71 1.59 1.55 1.71 1.42 1.29 2018 2019 2020 2021 2022 2023 3/31/2024 20.96 19.00 18.55 19.48 20.73 15.71 14.19 2018 2019 2020 2021 2022 2023 3/31/2024 20.95 18.99 18.55 19.47 20.73 15.71 14.19 2018 2019 2020 2021 2022 2023 3/31/2024 3.75 3.46 3.31 2.94 3.32 2.81 2.66 2018 2019 2020 2021 2022 2023 3/31/2024

Efficiency ▪ Our operating structure and business strategy enable efficient, profitable growth 26 Core Efficiency Ratio (1) and Core Non - interest Expense / Average Assets (1) (1) (1) 1) For a reconciliation of these non - GAAP measures to the most comparable GAAP measure, see "GAAP Reconciliation and Management Explanation of Non - GAAP Financial Measures" included at the end of this presentation . 45.54% 41.54% 38.69% 38.75% 40.60% 39.47 34.71% 32.57% 33.28% 30.29% 31.84% 31.30% 38.28% 41.62% 1.79% 1.67% 1.51% 1.47% 1.55% 1.41 1.32% 1.26% 1.20% 1.05% 0.98% 1.07% 1.11% 1.12% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% 0.00% 10.00% 20.00% 30.00% 40.00% 50.00% 60.00% 70.00% Core Efficiency Ratio Core noninterest expense/average assets

Interest Rate Risk Profile 27 Change in Net Interest Income Based on parallel shift in yield curve and a static balance sheet Scenario 43% of loans are variable rate Variable - Rate Loans 21% of deposits are held in non - interest bearing demand deposit accounts Deposit Mix 2.4% - 2.6% - 5.7% 12.4% 15.1% 15.1% -10.0% -5.0% 0.0% 5.0% 10.0% 15.0% 20.0% Down 100 bps Up 100 bps Up 200 bps Year 1 Year 2

Our Regions: Centers for Continued Growth ▪ Birmingham, Alabama – Key Industries : Metals manufacturing, finance, insurance, healthcare services and distribution – Key Employers : Protective Life, Encompass Health, Vulcan Materials Company, AT&T, American Cast Iron Pipe Company, Southern Company, Shipt, and University of Alabama at Birmingham ▪ Huntsville, Alabama – Key Industries : U.S. government, aerospace/defense, commercial and university research – Key Employers : U.S. Army/Redstone Arsenal, Boeing Company, NASA/Marshall Space Flight Center, Intergraph Corporation, ADTRAN, Northrop Grumman, Technicolor, SAIC, DirecTV, Lockheed Martin, and Toyota Motor Manufacturing ▪ Montgomery, Alabama – Key Industries : U.S. and state government, U.S. Air Force , automotive manufacturing – Key Employers : Maxwell Gunter Air Force Base, State of Alabama, Baptist Health Systems, Hyundai Motor Manufacturing, and MOBIS Alabama 28

Our Regions: Centers for Continued Growth (cont.) ▪ Dothan, Alabama – Key Industries : Agriculture, manufacturing, and healthcare services – Key Employers : Southeast Health Medical Center, Wayne Farms, Southern Nuclear, Michelin Tire, Globe Motors, and AAA Cooper Transportation ▪ Northwest Florida – Key Industries : Military, health services, medical technology industries, and tourism – Key Employers : Eglin Air Force Base, Hurlburt Field, Pensacola Whiting Field, Pensacola Naval Air Station and Corry Station, Ascension Health System, Baptist Healthcare, West Florida Regional Hospital, University of West Florida, Ascend Performance Materials, Tyndall Air Force Base, Coastal Systems Station Naval Surface Warfare Center, Florida State University, Amazon, Tallahassee Memorial Healthcare, GE Wind Energy, St. Joe Company, Eastern Ship building Inc., and Berg Steel Pipe Corp ▪ Mobile, Alabama – Key Industries : Aircraft assembly, aerospace, steel, ship building, maritime, construction, medicine, and manufacturing – Key Employers : Port of Mobile, Infirmary Health Systems, Austal USA, Brookley Aeroplex , ThyssenKrupp, University of South Alabama, VT Mobile Aerospace, and EADS 29

Our Regions: Centers for Continued Growth (cont.) ▪ Tennessee – Key Industries : Healthcare, manufacturing, entertainment, transportation, and technology – Key Employers : HCA Holdings, Nissan North America, Dollar General Corporation, Asurion, Community Health Systems, FedEx, AutoZone, and International Paper ▪ Charleston, South Carolina – Key Industries : Maritime, information technology, higher education, military, manufacturing, and tourism – Key Employers : Joint Base Charleston, Medical University of South Carolina, Roper St. Francis Healthcare, Boeing Company, Robert Bosch LLC, Blackbaud, and SAIC ▪ Atlanta, Georgia – Key Industries : Logistics, media, information technology, and entertainment – Key Employers : Coca - Cola Company, Home Depot, Delta Air Lines, AT&T Mobility, UPS, Newell - Rubbermaid, Cable News Network, and Cox Enterprises 30

Our Regions: Centers for Continued Growth (cont.) ▪ West Central Florida – Key Industries : Defense, financial services, information technology, healthcare, transportation, grocery, manufacturing, and tourism – Key Employers : Baycare Health System, University of South Florida, Tech Data, Raymond James Financial, Jabil Circuit, HSN, WellCare Health Plans, Sarasota Memorial Health Care System, Beall’s Inc., Teco Energy, Walt Disney World Resort, Advent Health, Publix, and Lockheed Martin ▪ North Carolina – Key Industries : Financial services, manufacturing, energy, automotive, and healthcare – Key Employers : Bank of America, Wells Fargo, Duke Energy, Atrium Health, Novant Health, Lowe’s, TIAA, Nucor, Sonic Automotive, and Compass Group North America ▪ Virginia Beach, Virginia – Key Industries : Defense, Manufacturing, Trade, Information, Utilities, Maritime, Hospitality , Professional services, and Healthcare – Key Employers : Naval Air Station Oceana - Dam Neck, Ft. Story, Sentara Healthcare, GEICO , STIHL , Novant Health, Huntington Ingalls Industries, Dominion Energy, Newport News Shipbuilding, Jefferson Labs and Siemens Gamesa 31

Our Financial Performance: Key Operating and Performance Metrics 32 1) For a reconciliation of these non - GAAP measures to the most comparable GAAP measure, see "GAAP Reconciliation and Management Exp lanation of Non - GAAP Financial Measures" included at the end of this presentation. 2) Non - GAAP financial measures. "Tangible Common Equity to Tangible Assets" and "Tangible Book value per Share" are not measures o f financial performance recognized by generally accepted accounting principles in the United States, or GAAP. Dollars in Millions Except per Share Amounts 3/31/2024 2023 2022 2021 2020 2019 2018 2017 2016 2015 Balance Sheet $15,722 $16,130 $14,596 $15,449 $11,933 8948 $8,007 $7,082 $6,370 $5,096 Total Assets $11,725 $11,506 $11,542 $9,416 $8,378 7185 $6,465 $5,792 $4,860 $4,173 Net Loans $12,751 $13,274 $11,547 $12,453 $9,976 7530 $6,916 $6,092 $5,420 $4,224 Deposits 92% 87% 100% 76% 84% 95% 93% 95% 90% 99% Net Loans / Deposits $1,476 $1,440 $1,298 $1,152 $993 $843 $715 $608 $523 $449 Total Equity Profitability $50.0 $206.9 $251.5 $207.7 $169.6 $149.2 $136.9 $93.1 $81.5 $63.5 Net Income $50.0 $206.8 $251.4 $207.7 $169.5 $149.2 $136.9 $93.0 $81.4 $63.3 Net Income Available to Common $5 1 . 4 $206.8 $251.4 $210.0 $169.5 $147.9 $136.9 $96.3 $81.4 $65.0 Adj. Net Income Available to Common (1) 1.2 9% 1.37% 1.71% 1.55% 1.59% 1.71% 1.88% 1.48% 1.42% 1.42% Adj. ROAA (1) 14.19% 15.13% 20.73% 19.48% 18.55% 19.00% 20.96% 16.96% 16.64% 14.96% Adj. ROAE (1) 14.19% 15.13% 20.73% 19.47% 18.55% 18.99% 20.95% 16.95% 16.63% 15.73% Adj. ROACE (1) 2.6 6% 2.81% 3.32% 2.94% 3.31% 3.46% 3.75% 3.68% 3.42% 3.75% Net Interest Margin 4 1 . 62% 40.67% 31.30% 31.84% 30.29% 33.31% 32.57% 34.71% 39.47% 40.73% Adj. Efficiency Ratio (1) Capital Adequacy 9.31% 8.85% 8.81% 7.38% 8.22% 9.27% 8.77% 8.39% 7.99% 8.54% Tangible Common Equity to Tangible Assets (2) 11.07% 10 . 9 2% 9.55% 9.95% 10.50% 10.50% 10.12% 9.51% 9.78% 9 . 72 % Common Equity Tier 1 RBC Ratio 9.44% 9.12% 9.29% 7.39% 8.23% 9.13% 9.07% 8.51% 8.22% 8.55% Tier I Leverage Ratio 11.08% 10.92% 9.55% 9.96% 10.50% 10.50% 10.13% 9.52% 9.78% 9.73% Tier I RBC Ratio 12.61% 12.45% 11.03% 11.58% 12.20% 12.31% 12.05% 11.52% 11.84% 11.95% Total RBC Ratio Asset Quality 0. 22% 0.19% 0.12% 0.09% 0.21% 0.50% 0.41% 0.25% 0.34% 0.26% NPAs / Assets 0.0 6% 0.08% 0.08% 0.03% 0.36% 0.32% 0.20% 0.00% 0.11% 0.13% NCOs / Average Loans 1.31% 1.32% 1.25% 1.22% 1.04% 1.05% 1.05% 1.02% 1.06% 1.03% Credit Loss Reserve / Gross Loans Per Share Information 54,507,778 54,461,580 54,326,527 54,227,060 53,943,751 53,623,740 53,375,195 52,992,586 52,636,896 51,945,396 Common Shares Outstanding $27.08 $26.45 $23.89 $21.24 $18.41 $15.71 $13.40 $11.47 $9.93 $8.65 Book Value per Share $26.83 $26.20 $23.64 $20.99 $18.15 $15.45 $13.13 $11.19 $9.65 $8.35 Tangible Book Value per Share (2) $0.92 $3.79 $4.61 $3.82 $3.13 $2.76 $2.53 $1.72 $1.52 $1.20 Diluted Earnings per Share $0.9 4 $3.79 $4.61 $3.86 $3.13 $2.74 $2.53 $1.78 $1.52 $1.23 Adj. Diluted Earnings per Share (1)

Our Financial Performance: Asset Quality, Credit Loss Reserve and Charge-Offs

Servis 1st Bank

Dollars in Thousands	2015	2016	2017	2018	2019	2020	2021	2022	2023	3/31/24
Nonaccrual Loans:										
Commercial, Financial & Agricultural	1,918	7,282	9,712	10,503	14,729	11,709	4,343	7,108	7,217	20,561
Construction	4,000	3,268	-	997	1,588	234	-	-	111	142
Owner-Occupied Commercial Real Estate	-	-	556	3,358	10,826	1,259	1,021	3,312	7,089	8,741
1-4 Family	198	74	459	2,046	1,440	771	1,398	1,524	4,426	4,507
Other Real Estate Loans	1,619	-	-	5,022	1,507	-	-	506	506	506
Consumer	31	-	38	-	-	-	-	-	-	-
Total Nonaccrual Loans	7,766	10,624	10,765	21,926	30,091	13,973	6,762	12,450	19,349	34,457
Total 90+ Days Past Due & Accruing	1	6,263	60	5,844	6,021	4,981	5,335	5,391	2,184	380
Total Nonperforming Loans	7,767	16,887	10,825	27,770	36,112	18,954	12,097	17,841	21,533	34,837
Other Real Estate Owned & Repossessions	5,392	4,988	6,701	5,169	8,178	6,497	1,208	248	995	490
Total Nonperforming Assets	13,159	21,875	17,526	32,939	44,290	25,451	13,305	18,089	22,528	35,327
Allowance for Credit Losses:										
Beginning of Year	$ 35,629	$ 43,419	$ 51,893	$ 59,406	$ 68,600	$ 76,584	$ 87,942	$ 116,660	$ 146,297	$ 153,317
Impact of Adoption of ASC 326 (1)						$ (2,000)				
Charge-Offs:										
Commercial, Financial and Agricultural	(3,802)	(3,791)	(13,910)	(11,428)	(15,015)	(23,936)	(3,453)	(9,256)	(13,229)	(1,842)
Real Estate - Construction	(667)	(815)	(56)	-	-	(1,032)	(14)	-	(108)	-
Real Estate - Mortgage:	(1,104)	(380)	(2,056)	(1,042)	(6,882)	(4,397)	(279)	(221)	(171)	(67)
Consumer	(171)	(212)	(310)	(283)	(592)	(203)	(368)	(660)	(1,073)	(98)
Total Charge-Offs	(5,744)	(5,198)	(16,332)	(12,753)	(22,489)	(29,568)	(4,114)	(10,137)	(14,581)	(2,007)
Recoveries:										
Commercial, Financial and Agricultural	279	49	337	349	306	252	1,135	2,012	2,800	199
Real Estate - Construction	238	76	168	112	3	32	52	-	3	-
Real Estate - Mortgage:	169	146	89	46	13	140	86	-	-	6
Consumer	1	3	26	38	107	68	42	155	83	9
Total Recoveries	687	274	620	545	429	492	1,315	2,167	2,886	214
Net Charge-Offs	(5,057)	(4,924)	(15,712)	(12,208)	(22,060)	(29,076)	(2,799)	(7,970)	(11,695)	(1,793)
Allocation from LGP	-	-	-	-	7,406	-	-	-	-	-
Provision for Credit Losses Charged to Expense	12,847	13,398	23,225	21,402	22,638	42,434	31,517	37,607	18,715	4,368
Allowance for Credit Losses at End of Period	$ 43,419	$ 51,893	$ 59,406	$ 68,600	$ 76,584	$ 87,942	$ 116,660	$ 146,297	$ 153,317	$ 155,892
As a Percent of Year to Date Average Loans:										
Net Charge-Offs	0.13%	0.11%	0.29%	0.20%	0.32%	0.36%	0.03%	0.08%	0.10%	0.06%
Provision for Credit Losses	0.34%	0.30%	0.43%	0.35%	0.33%	0.52%	0.36%	0.36%	0.16%	0.15%
Allowance for Credit Losses As a Percentage of: Loans	1.03%	1.06%	1.02%	1.05%	1.05%	1.04%	1.22%	1.25%	1.32%	1.31%

1) Prior periods through 2019 were estimated under the incurred loss methodology.

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GAAP Reconciliation and Management Explanation of Non - GAAP Financial Measures During the fourth quarter of 2023 , we recorded a one - time expense of $ 7 . 2 million associated with the FDIC’s special assessment to recapitalize the Deposit Insurance Fund following bank failures in the spring of 2023 . This assessment was updated in the first quarter of 2024 resulting in additional expense of $ 1 . 8 million . Additionally, we experienced expenses for the termination of an EDP contract and related capitalized cost write - offs resulting in $ 1 . 1 million in expenses, and an adjustment to a privilege tax accrual resulting in a $ 2 . 2 million expense . The EDP contract termination costs were related to a planned systems conversion that was canceled . We determined the benefits to our clients were less than expected and the disruption outweighed the benefits . The adjustment to the privilege tax accrual was due to an under - accrual in previous years, and the correction resulted in duplicate expenses for 2023 . During the fourth quarter of 2021 , we recorded $ 3 . 0 million of expenses associated with our core operating system conversion scheduled to be completed during the third quarter of 2022 . The expenses relate to negotiated liquidated damages of our existing system contracts and the procurement of our data from those providers . We recorded a $ 1 . 7 million credit to our FDIC and other regulatory assessments expense in 2019 as a result of the FDIC’s Small Bank Assessment Credit . We recorded $ 3 . 1 million of additional tax expense as a result of revaluing our net deferred tax assets at December 31 , 2017 due to lower corporate income tax rates provided by the Tax Cuts and Jobs Act passed into law in December 2017 . The revaluation adjustment of our net deferred tax asset position was impacted by a number of factors, including increased loan charge - offs in the fourth quarter of 2017 , increases in deferred tax liabilities relating to depreciation expense on our new headquarters building, and dividends from our captive real estate investment trusts . In 2017 we also recorded expenses of $ 347 , 000 related to terminating the lease agreement on our previous headquarters building in Birmingham, Alabama and expenses of moving into our new headquarters building . We recorded expenses of $ 2 . 1 million in 2015 related to the acquisition of Metro Bancshares, Inc . and the merger of Metro Bank with and into the bank, and recorded an expense of $ 500 , 000 resulting from the initial funding of reserves for unfunded loan commitments, consistent with guidance provided in the Federal Reserve Bank’s Interagency Policy Statement SR 06 - 17 . We recorded a non - routine expense of $ 703 , 000 for the first quarter of 2014 resulting from the correction of our accounting for vested stock options previously granted to members of our advisory boards in our Dothan, Huntsville and Montgomery, Alabama markets . The table below presents computations of earnings and certain other financial measures which exclude the significant adjustments discussed above . These non - GAAP financial measures include “adjusted net income available to common stockholders,” “adjusted earnings per share, basic,” “adjusted earnings per share, diluted,” “adjusted return on average assets,” “adjusted return on average stockholders’ equity,” “adjusted return on average common stockholders’ equity” and “adjusted efficiency ratio . ” Adjusted earnings per share, basic is adjusted net income available to common stockholders divided by weighted average shares outstanding . Adjusted earnings per share, diluted is adjusted net income available to common stockholders divided by weighted average diluted shares outstanding . Adjusted return on average assets is adjusted net income divided by average total assets . Adjusted return of average stockholders’ equity is adjusted net income divided by average total stockholders’ equity . Adjusted return of average common stockholders’ equity is adjusted net income divided by average common stockholders’ equity . The adjusted efficiency ratio is adjusted non - interest expense divided by the sum of adjusted net interest income and adjusted non - interest income . Our management and board use these non - GAAP measures for reporting financial performance to internal users for management purposes and externally as part of presentations to investors . We believe these non - GAAP financial measures provide useful information to management, our board and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP ; however, we acknowledge that these non - GAAP financial measures have inherent limitations, are not audited and are not required to be uniformly applied . All amounts are in thousands, except share and per share data . 34

GAAP Reconciliation

Servis1st Bank®

Dollars in Thousands	As Of and For the Period Ended March 31, 2024	As Of and For the Period Ended December 31, 2023	As Of and For the Period Ended December 31, 2022	As Of and For the Period Ended December 31, 2021	As Of and For the Period Ended December 31, 2020	As Of and For the Period Ended December 31, 2019	As Of and For the Period Ended December 31, 2018	As Of and For the Period Ended December 31, 2017
Provision for income taxes - GAAP				$ 45,615		$ 37,618		$ 44,258
Adjustment for non-routine expense/credit				756		421		-132
Core provision for income taxes - non-GAAP				$ 46,371		$ 38,039		$ 44,126
Return on average assets - GAAP	1.26	1.37		1.53		1.73 %		1.43 %
Net income - GAAP	$ 50,026	$ 206,853		$ 207,734		$ 149,180		$ 93,092
Adjustment for non-routine expense/credit	1,347	7,817		2,251		-1,185		3,274
Core net income - non-GAAP	$ 51,373	$ 214,670		$ 209,985		$ 147,995		$ 96,366
Average assets	$ 15,957,579	$ 15,066,716		$ 13,555,221		$ 8,638,604		$ 6,495,067
Core return on average assets - non-GAAP	1.29	1.42		1.55		1.71 %		1.48 %
Return on average common stockholders' equity - GAAP	13.82	15.13		19.26		19.15 %		16.37 %
Net income available to common stockholders - GAAP	$ 50,026	$ 206,853		$ 207,672		$ 149,180		$ 93,030
Adjustment for non-routine expense/credit	1,347	7,817		2,251		-1,185		3,274
Core net income available to common stockholders - non-GAAP	$ 51,373	$ 214,670		$ 209,923		$ 147,995		$ 96,304
Average common stockholders' equity	$ 1,455,938	$ 1,366,708		$ 1,078,075		$ 779,071		$ 568,228
Core return on average common stockholders' equity - non-GAAP	14.19	15.71		19.47		18.99 %		16.95 %
Diluted earnings per share - GAAP	$ 0.92	$ 3.79		$ 3.82		$ 2.76		$ 1.72
Weighted average shares outstanding, diluted - GAAP	54,595,384	54,548,719		54,434,573		54,103,074		54,123,957
Core diluted earnings per share - non-GAAP	$ 0.94	$ 3.94		$ 3.86		$ 2.73		$ 1.78
Book value per share - GAAP	$ 27.08	$ 26.45	$ 23.89	$ 21.24	$ 18.41	$ 15.71	$ 13.40	$ 11.47
Total common stockholders' equity - GAAP	1,476,036	1,440,405	1,297,896	1,152,015	992,852	842,682	715,203	607,604
Adjusted for goodwill and other identifiable intangible assets	13,615	13,615	13,615	13,638	13,908	14,179	14,449	14,787
Tangible common stockholders' equity - non-GAAP	$ 1,462,421	$ 1,426,790	$ 1,284,281	$ 1,138,377	$ 978,944	$ 828,503	$ 700,754	$ 592,885
Tangible book value per share - non-GAAP	$ 26.83	$ 26.20	$ 23.64	$ 20.99	$ 18.15	$ 15.45	$ 13.13	$ 11.19
Stockholders' equity to total assets - GAAP	9.39 %	8.93 %	8.89 %	7.46 %	8.32 %	9.42 %	8.93 %	8.58 %
Total assets - GAAP	$ 15,721,630	$ 16,129,668	$ 14,595,753	$ 15,448,806	$ 11,927,955	$ 8,947,653	$ 8,007,382	$ 7,082,384
Adjusted for goodwill and other identifiable intangible assets	-13,615	-13,615	-13,615	-13,638	-13,908	-14,179	-14,449	-14,719
Total tangible assets - non-GAAP	$ 15,708,015	$ 16,116,053	$ 14,582,138	$ 15,435,168	$ 11,914,047	$ 8,933,474	$ 7,992,933	$ 7,067,665
Tangible common equity to total tangible assets - non-GAAP	9.31 %	8.85 %	8.81 %	7.38 %	8.22 %	9.27 %	8.77 %	8.39 %

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